I-trax Contact:          PR Contact:           Investor Contact:
Janice MacKenzie         Karen Higgins         Jody Burfening / Chris Witty
I-trax, Inc.             Sagefrog Marketing    Lippert/Heilshorn & Assoc., Inc.
(610) 459-2405 x109      (610) 831-5723        (212) 201-6609
jlmackenzie@i-trax.com   karenh@sagefrog.com   cwitty@lhai.com


FOR IMMEDIATE RELEASE
---------------------

                     I-TRAX ANNOUNCES FIRST QUARTER RESULTS
                     --------------------------------------
           EBITDA of $0.8 million on Record Revenue of $27.5 million;
                           181 Sites Under Management



CHADDS FORD, PA, May 4, 2005 -- I-trax, Inc. (Amex: DMX), an integrated provider of health and productivity management services, today reported financial results for the first quarter ended March 31, 2005.

This release provides financial results for the prior-year period on both an actual and pro forma basis, reflecting the March 19, 2004 merger between I-trax and CHD Meridian Healthcare. The pro forma financial results for the quarter ended March 31, 2004 exclude transaction costs and transaction-related compensation costs, include adjustments to amortization expense associated with acquired intangibles and to interest expense due to the new secured credit facility, and reflect an accounting change related to pharmaceutical sales for the calendar year 2004 as previously described in a current report on Form 8-K/A filed on November 10, 2004.

The company also makes use of EBITDA (earnings before interest, taxes, depreciation and amortization) as a financial measure because the company believes it is a useful performance indicator. EBITDA is not a recognized term under generally accepted accounting principles, or "GAAP," and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA to net income/(loss) appears at the end of this release, as do both actual and pro forma results for the quarter and year periods.

2005 Actual versus 2004 Pro Forma Quarterly Results

For the quarter ended March 31, 2005, I-trax reported record net revenue of $27.5 million, up from last year's pro forma $24.8 million and the fourth quarter's $26.4 million. This increase was due primarily to growth in the company's on-site primary care and pharmacy operations; I-trax had 181 facilities in operation during the first quarter, up from 177 at the end of 2004. The company launched six additional sites but saw two facilities close in conjunction with customer decisions to scale back operations. However, I-trax' largest on-site customer, a major automotive company, added another facility during the quarter - bringing its total to eleven sites. EBITDA for the quarter was $0.8 million compared with pro forma EBITDA of $0.6 million in the first quarter of 2004, primarily due to a decrease in other expenses. Net loss was $(0.4) million for the quarter, or $(0.02) per share, compared to a loss of $(1.4) million, or $(0.06) per share, last year.

Commenting on these results, Frank A. Martin, chairman, stated, "We continued to strengthen our leadership position in the industry this quarter, which has been largely driven by a growing traction from our on-site offerings. As the market's interest in on-site services has increased, along with the media coverage, we remain confident that we offer customers the best choice for controlling healthcare costs through local facilities and remote healthcare solutions enabled by our technology and telephonic offerings. We continue to see growth in the range of services provided to existing customers who are already experiencing cost savings, greater productivity, and lower absenteeism due to our on-site operations. As evidence, revenue with existing customers rose 4.9% year over year. I-trax, with a strong management team in place, is well positioned to take advantage of the growth trends that are transforming the industry, as organizations sharpen their focus on reducing healthcare costs and improving employee satisfaction and productivity"

R. Dixon Thayer, chief executive officer, added, "As I enter my third month on the job as CEO, I am more certain than ever that I-trax has a compelling value proposition and sits at the forefront of a very large and emerging market opportunity. In fact, due to a substantial increase in inbound pharmacy operation inquiries, we are examining our resource requirements in the sales area to respond more effectively. We plan to realign our sales organization into a territory basis to improve accountability and productivity, increase the number of sales professionals - particularly on West Coast and in the Midwest - and adjust our bonus compensation plan to better reward new client additions.

"We are focused on leveraging the market opportunity to grow with existing customers and capitalize on new demand trends. In this regard, we continue to expand our portfolio of offerings and now provide mail-order pharmacy services and other 24/7 coverage options to several customers, while we explore targeted acquisitions that can be easily bolted on to our existing pharmacy operations. We plan to invest in those areas where I-trax can bring value and maximize returns."

Conference Call

As a reminder, I-trax will host a conference call at 11:00 a.m. EDT. During the call, Frank A. Martin, chairman, R. Dixon Thayer, chief executive officer, and David R. Bock, chief financial officer will discuss the company's financial results. The telephone number for the conference call is 888-527-1593. Investors may also listen to the conference call by going to I-trax's web site www.I-trax.com and selecting the conference link on the Investor Information page.

Investors will be able to access an encore recording of the conference call for one week by calling 706-645-9291 or 800-642-1687, Conference ID# 5671968. The
encore recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on I-trax's web site.

Attached: Pro forma & actual income statements, balance sheet, and EBITDA reconciliation

About I-trax
I-trax is a leading provider of integrated health and productivity management solutions formed by the merger of I-trax Health Management Solutions and CHD Meridian Healthcare. Serving nearly 100 clients at over 180 locations nationwide, I-trax offers wellness, disease management and on-site services. I-trax provides a comprehensive solution specifically designed for every individual regardless of location. The company is focused on improving health, satisfaction and productivity for individuals, while lowering the direct and indirect costs of healthcare related benefits. For more information, visit www.i-trax.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: the ability of I-trax and CHD Meridian Healthcare to integrate their products successfully; demand for the merged companies' products and services and the merged companies' ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; the merged companies' ability to renew and maintain contracts with existing customers under existing terms; and acceptance of I-trax's population health management solutions by the marketplace. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax and CHD Meridian Healthcare are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

                         I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 For The Quarters Ended March 31, 2005 and 2004
                              Pro Forma (Unaudited)
                        (in thousands, except share data)

                                                2005       2004
                                            ----------- -----------

Net revenue                                    $27,465     $24,802

Costs and expenses:
    Operating expenses                          21,151      18,725
    General & administrative expenses            5,503       5,083 (1)
    Depreciation and amortization                1,052       1,258 (2)
                                            ----------- -----------
Total Costs and expenses                        27,706      25,066

Operating Income (loss)                           (241)       (264)

    Interest                                       127         764 (3)
    Amortization of financing costs                 45          35
    Other                                            -         350
                                            ----------- -----------
Income before taxes                               (413)     (1,413)

    Provision for income taxes                       7           -
                                            ----------- -----------

Net Income (loss)                                $(420)    $(1,413)
                                            =========== ===========

Weighted Average Shares                     26,319,748  25,405,353
                                            ----------- -----------

Earnings Per Share                              $(0.02)     $(0.06)
                                            =========== ===========


Reconciliation of operating income to EBITDA

Net income (loss)                                $(420)    $(1,413)
Add: Depreciation and amortization               1,097       1,293
Add: Provision for income taxes                      7           -
Add: Interest                                      127         764
                                            ----------- -----------
EBITDA                                            $811        $644
                                            ----------- -----------

(1) Includes pro forma adjustment to exclude $2,770 for transaction costs expensed in the period
(2) Includes pro forma adjustment to include $435 for amortization of CHD Meridian intangibles
(3) Includes pro forma adjustment to include $180 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian

                          I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 For The Quarters Ended March 31, 2005 and 2004
                               Actual (Unaudited)
                        (in thousands, except share data)

                                                   2005       2004
                                               ----------- -----------

Net revenue                                       $27,465      $1,447

Costs and expenses:
      Operating expenses                           21,151         697
      General & administrative expenses             5,503       2,021
      Depreciation and amortization                 1,052         435
                                               ----------- -----------
Total Costs and expenses                           27,706       3,153

Operating Income (loss)                              (241)     (1,706)

      Interest                                        127         613
      Amortization of financing costs                  45          35
      Other                                             -         350
                                               ----------- -----------
Income before taxes                                  (413)     (2,704)

      Provision for income taxes                        7           -
                                               ----------- -----------

Net Income (loss)                                   $(420)    $(2,704)
                                               =========== ===========

Weighted Average Shares                        26,319,748  15,405,353
                                               ----------- -----------

Earnings Per Share                                 $(0.02)     $(0.18)
                                               =========== ===========


Reconciliation of operating income to EBITDA

Net income (loss)                                   $(420)    $(2,704)
Add: Depreciation and amortization                  1,097         470
Add: Provision for income taxes                         7           -
Add: Interest                                         127         613
                                               ----------- -----------
EBITDA                                               $811     $(1,621)
                                               ----------- -----------

                          I-trax, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2005 and December 31, 2004
                               Actual (Unaudited)


                                                3/31/2005  12/31/2004
ASSETS
------
Current assets
Cash and cash equivalents                          $4,774      $3,805
Accounts receivable, net                           19,678      13,959
Other current assets                                2,472       3,176
                                                ---------- -----------
Total current assets                               26,924      20,940

Property, Plant and equipment, net                  7,295       6,719
Intangible assets, net                             82,380      84,432
Other assets                                           61          61
                                                ---------- -----------
Total Assets                                     $116,660    $112,152
                                                ========== ===========

LIABILITIES AND EQUITY
----------------------
Current liabilities
Accounts payable                                   $7,015      $6,118
Other accruals and liabilities                     18,578      14,796
                                                ---------- -----------
Total current liabilities                          25,593      20,914

Common stock warrants                                   -           -
Other long term liabilities                        20,227      19,475
                                                ---------- -----------
Total Liabilities                                  45,820      40,389

Shareholders' equity
Preferred stock $0.001 par value, 2,000,000
 shares authorized, 1,070,283 and -0- issued and
 outstanding, respectively                              1           1
Common stock, $0.001 par value, 100,000,000
 shares authorized, 26,226,818 and 13,966,817
 shares issued and outstanding, respectively           25          25
Paid in capital                                   129,896     130,399
Retained earnings                                 (59,082)    (58,662)
                                                ---------- -----------
Total shareholders' equity                         70,840      71,763

                                                ---------- -----------
Total liabilities and shareholders' equity       $116,660    $112,152
                                                ========== ===========